Exhibit 11
                   SOUTHDOWN, INC. AND SUBSIDIARIES

            STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
         (In millions, except per share amounts - Unaudited)

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                                                                        Three Months      Nine Months
                                                                            Ended            Ended
                                                                        September 30,     September 30,
                                                                      ---------------   ---------------
                                                                        1995    1994     1995     1994
                                                                      ------- -------   ------  -------
   Earnings (loss) for primary earnings per share:
     Earnings from continuing operations before
       preferred stock dividends                                      $ 14.5  $  8.6   $ 34.2   $  19.4
     Preferred stock dividends                                          (2.4)   (2.5)    (7.3)     (7.0)
                                                                      ------- -------  -------  --------
     Earnings from continuing operations                                12.1     6.1     26.9      12.4
     Loss from discontinued operations, net of income taxes               -     (2.1)      -       (4.1)
                                                                      ------- -------  -------  --------

   Net earnings for primary earnings per share                        $ 12.1  $  4.0   $ 26.9   $   8.3
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------

   Earnings (loss) for fully diluted earnings per share:
     Earnings from continuing operations before
       preferred stock dividends                                      $ 14.5  $  8.6   $ 34.2   $  19.4
     Antidilutive preferred stock dividends                               -     (2.5)      -       (7.0)
                                                                      ------- -------  -------  --------
     Earnings from continuing operations                                14.5     6.1     34.2      12.4
     Loss from discontinued operations, net of income taxes               -     (2.1)      -       (4.1)
                                                                      ------- -------  -------  --------
   Net earnings for fully diluted earnings per share                  $ 14.5  $  4.0   $ 34.2   $   8.3
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------

   Average shares outstanding:
     Common stock                                                       17.3    17.2     17.3      17.2
       Common stock equivalents from assumed exercise of stock
         options and warrants (treasury stock method)                    0.3     0.5      0.2       0.6
                                                                      ------- -------  -------  --------
     Total for primary earnings per share                               17.6    17.7     17.5      17.8


     Other potentially dilutive securities:
        - assumed conversion of Series A convertible
           preferred stock at one-half share of common stock             1.0     1.0      1.0       1.0
        - assumed conversion of Series B convertible
           preferred stock at 2.5 shares of common stock                 2.3     2.3      2.3       2.3
        - assumed conversion of the Series D convertible
           preferred stock at 1.51 shares of common stock                2.6     2.6      2.6       2.4
                                                                      ------- -------  -------  --------
     Total for fully diluted earnings per share                         23.5    23.6     23.4      23.5

     Less:  Antidilutive securities
              Series A preferred stock                                    -     (1.0)      -       (1.0)
              Series B preferred stock                                    -     (2.3)      -       (2.3)
              Series D preferred stock                                    -     (2.6)      -       (2.4)
                                                                      ------- -------  -------  --------
                                                                        23.5    17.7     23.4      17.8
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------
   Earnings (loss) per share:
   Primary
       Earnings from continuing operations                            $ 0.68  $ 0.35   $ 1.53   $  0.69
       Loss from discontinued operations, net of income taxes             -    (0.12)     -       (0.23)
                                                                      ------- -------  -------  --------
                                                                      $ 0.68  $ 0.23   $ 1.53   $  0.46
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------
   Fully diluted
       Earnings from continuing operations                            $ 0.62  $ 0.35   $ 1.46   $  0.69
       Loss from discontinued operations, net of income taxes             -    (0.12)     -       (0.23)
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------
                                                                      $ 0.62  $ 0.23   $ 1.46   $  0.46
                                                                      ------- -------  -------  --------
                                                                      ------- -------  -------  --------
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